CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE RIGISTRANT IF PUBLICLY DISCLOSED.

Exhibit 4.8

LOAN NOTICE

NYDIG Funding LLC [****]	January 13, 2022

RE: That certain Loan and Security Agreement dated as of January 13, 2022, by and among Bullish Global, an exempted company incorporated in the Cayman Islands with limited liability (“Borrower”) and NYDIG Funding LLC, as the Lender (the “Lender”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

This Loan Notice is executed and delivered by Borrower to the Lender pursuant to Section 2.1 of the Loan and Security Agreement.

The undersigned Borrower hereby requests a Loan pursuant to the Loan and Security Agreement as follows:

1. Principal Amount of Borrowing:	[****]
2. Date of Borrowing:
3. Borrower’s wire instructions for receipt of Loan:

Signet Address:	[****]
Contact:	Bullish Global [****]
Attn:	[****]
Email:	[****]

4. Lender’s wallet for posting of Collateral: [****]

In connection with the Loan requested herein, Borrower hereby represents, warrants, and certifies to the Lender that:

(i) The Borrowing Base calculations attached hereto as Schedule I are true and correct as of the date hereof. In the event that any of the relevant information on such Borrowing Base calculations changes between the date hereof and the date of the Loan requested herein, Borrower shall promptly deliver to the Lender corrections thereto; and

(ii) The LTV Ratio calculations attached hereto as Schedule II are true and correct as of the date hereof (after giving pro-forma effect to the funding of the Loans contemplated by this Loan Notice). In the event that any of the relevant information on such LTV Ratio calculations changes between the date hereof and the date of the Loan requested herein, Borrower shall promptly deliver to the Lender corrections thereto.

The undersigned hereby certifies each and every matter contained herein to be true and correct.

[****]

BORROWER:

BULLISH GLOBAL

By:	[****]
	Name:	[****]
	Title:	[****]

[Signature Page to Loan Notice]

SCHEDULE I TO LOAN NOTICE

Borrowing Base [****]	[****	]	[****	]
	[****	]	[****	]

Schedule I – Page 1

SCHEDULE II TO LOAN NOTICE

(i) the Outstanding Principal Amount		[****]
(ii) Borrowing Base ([****])	[****]	[****]
	[****]	[****]
(iii) LTV= (i)/ (ii)		[****]

Schedule II – Page 1